Exhibit 21.1

NETWORK EQUIPMENT TECHNOLOGIES, INC.

Wholly Owned Subsidiaries of Registrant

As of May 16, 2008

N.E.T. APLA, Inc. ………………………………….  (State of Incorporation:  Delaware)

N.E.T. Cone Sul do Brasil Ltda. ………………. (Incorporated Under the Laws of Brazil)

N.E.T. de Mexico, S. de R.L. de C.V. .………… (Incorporated Under the Laws of Mexico)

N.E.T. Southeast Asia Pte Ltd. ………………… (Incorporated Under the Laws of Singapore)

N.E.T. China, Inc. …………………………………… (State of Incorporation:  Delaware)

N.E.T. Europe, Ltd. …………………………….…… (Incorporated Under the Laws of England)

N.E.T. Europe S.A.S. …………………………………(Incorporated Under the Laws of France)

N.E.T. Federal, Inc. ………………………………….  (State of Incorporation:  Delaware)

N.E.T. Japan, Inc. …………………………………… (State of Incorporation:  Delaware)

Netdotcom Broadband Technologies, Inc. ………….  (Incorporated Under the Laws of Canada)

Network Equipment Technologies Australia

 Pty Limited……………………………..……….  (Incorporated Under the Laws of Australia)

Quintum Technologies, LLC………………………..  (State of Incorporation: Delaware)

Quintum Technologies Asia Limited……….…  (Incorporated Under the Laws of the British Virgin Islands)

Quintum Technologies (Asia) Limited……  (Incorporated Under the Laws of Hong Kong)

Quintum International Trading Company

  Limited…………………………………..  (Incorporated Under the Laws of the People’s Republic of China)